Exhibit 99.3

WMG HOLDINGS CORP.

OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 13.75% SENIOR NOTES DUE 2019

FOR AN EQUAL PRINCIPAL AMOUNT OF ITS

13.75% SENIOR NOTES DUE 2019, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933, AS AMENDED, PURSUANT TO THE PROSPECTUS

DATED                     , 2012

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                     , 2012 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of WMG Holdings Corp., a Delaware corporation (the “Issuer”) to exchange its 13.75% Senior Notes due 2019 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended, for its 13.75% Senior Notes due 2019 (the “Old Notes”), issued on July 20, 2011, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated July 20, 2011, relating to the Old Notes, by and among the Issuer and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2012, unless extended by the Issuer (such time and date as to the Exchange Offer, as the same may be extended, the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on                     , 2012, unless extended by the Issuer.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by WMG Holdings Corp. with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

$         of 13.75% Senior Notes due 2019.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER $         of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)).

☐ NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any New Notes received by such Holder will be acquired in the ordinary course of business, (ii) at the time of commencement of the Exchange Offer such Holder has no arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes, (v) if such Holder is a broker-dealer, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes and (vi) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Dated:	, 2012

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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